Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE

Media Contact Information:	Investor Relations Contacts:
Kim Doran	Chuck Coppa, CFO
Quixote Group	American Power Group Corporation
336-413-1872	781-224-2411
kdoran@quixotegroup.com	ccoppa@americanpowergroupinc.com

Mike Porter
Porter, LeVay, & Rose, Inc.
212-564-4700
mike@plrinvest.com

American Power Group Announces Completion of a $3.25 Million Term Loan for the Purchase of Next Generation Natural Gas Flare Capture and Recovery Systems
-Next Generation Systems Designed to Meet EPA’s Pending Oil and Gas Methane Flare Reduction Regulations-
-Will Double APG’s Existing Flare Capture and Processing Capacity in North Dakota’s Bakken Region -

Lynnfield, MA - August 27, 2015 - American Power Group Corporation (OTCQB: APGI) announced today that its subsidiary, American Power Group, Inc. (“APG”) has secured $3.25 million of term loan financing from an accredited institutional investor of which certain members are affiliated with several members APGI’s Board of Directors. The proceeds will be used to purchase two additional Flare Capture and Recovery Systems that can monetize captured flared gas converted into Natural Gas Liquids (“NGL’s”). In addition, one of the two units will be able to produce compressed natural gas for APG’s Turbocharged Natural Gas® Dual Fuel conversion technology. Details of this transaction will be set forth in a Current Report on Form 8-K which will be filed with the Securities and Exchange Commission today.
APG recently announced signing a license agreement with Trident Resources, LLC (“Trident”) for the exclusive worldwide right to commercialize Trident’s proprietary NGL processing technology. APG purchased certain of Trident’s operating assets including two existing mobile NGL processing systems currently servicing remote or stranded well sites for one of the top five oil and gas exploration and production (“E&P”) companies in the Bakken region of North Dakota. The purchase of the two new additional systems is in response to an overwhelming demand from operators of existing remote/stranded well sites and allows us to increase our processing capability in the Bakken to meet the more stringent flare capture regulations coming due in 2016 and 2020. An average remote or stranded well site producing one to two million cubic feet of flared gas per day has the capacity to produce several million gallons of NGL and over a million equivalent diesel gallons of natural gas on an annual basis making this a multi-billion dollar regulatory-driven market.

American Power Group Corporation Press Release
August 27, 2015

What is the NGL market and where does APG’s Trident NGL Services Division fit? When oil is extracted from shale, a mixture of hydrocarbon gases (methane, ethane, propane, butane, pentane and other heavy gases) reach the surface at each well site. These gases are either gathered in low-pressure pipelines for downstream NGL and methane extraction by large mid-stream processing companies or flared into the atmosphere when the gas-gathering infrastructure is too far away (remote well sites) or the pipeline is insufficient to accommodate the volumes of associated gas (stranded well sites). These remote and stranded well sites are under increasing regulatory requirements to either capture and liquefy the flared gas into NGL or significantly reduce oil output. APG’s proprietary Trident NGL capture and recovery process is the emerging leader in capturing and converting a higher percent of the gases at these remote and stranded well sites with its mobile and modular design when compared to other competitive capture technologies that cannot meet the 85% capture regulation due on January 1, 2016. NGL’s can be sold to a variety of end markets for heating, emulsifiers, or as a combined NGL liquid called Y Grade that can be sold to midstream companies who separate the liquids into their final commodities.
Next Generation Natural Gas Flare Capture and Recovery Systems with Methane Recovery Capabilities Trident has also exclusively licensed to APG their proprietary next generation NGL compression/refrigeration process. This process is designed to capture and separate the methane flare in order to produce a premium quality natural gas capable of being compressed and used for many natural gas applications including both stationary and vehicular APG dual fuel conversions. This current round of financing will include construction and deployment of a mobile methane capture system capable of producing over a million equivalent diesel gallons of natural gas per each well site on an annual basis.
Lyle Jensen, CEO of American Power Group stated, “Since our initial announcement last week, the interest level in our flare capture and recovery services has exceeded all expectations with inquiries from all over the world reflecting the fact that flare capture and recovery at remote well sites is a much bigger challenge than first contemplated. We have created a Trident NGL Services Division that has launched in the Bakken region which has over 2,500 well sites classified as remote or stranded but we absolutely intend to expand our Flare to Fuel™ capabilities to other oil and gas fields in North America and, eventually, other regions of the world.”
Mr. Jensen added, “Last week, in support of President Obama’s effort to address climate change, the Environmental Protection Agency announced they will propose the first-ever federal regulations to cut methane emissions from oil and natural gas drilling by 40%-45% over the next decade. APG’s new methane capture and recovery system is designed to capture over 90% of the methane at remote and stranded well sites producing natural gas which can be used to reduce harmful NOx emissions by replacing diesel fuel by using our Turbocharged Natural Gas® Dual Fuel conversion technology. We are looking forward to integrating these market leading technologies into a formidable emission reduction solution.”

About American Power Group Corporation
American Power Group’s alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented Turbocharged Natural Gas® conversion technology for vehicular, stationary and off-road mobile diesel engines. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and liquefied natural gas; (2) diesel fuel and compressed natural gas; (3) diesel fuel and pipeline or well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces up to 75% of the normal diesel fuel consumption with the average displacement ranging from 40% to 65%. The energized fuel balance is maintained with a proprietary read-only electronic controller system ensuring the engines operate at original equipment manufacturers’ specified temperatures and pressures. Installation on a wide variety of engine models and end-market applications require no engine modifications unlike the more expensive invasive fuel-injected systems in the market. See additional information at: www.americanpowergroupinc.com.
Caution Regarding Forward-Looking Statements and Opinions
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements and opinions, including, but not limited to, statements relating to new markets, development and introduction of new products, and financial and operating projections. These forward-looking statements and opinions are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the

American Power Group Corporation Press Release
August 27, 2015

matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements and opinions. These risk factors include, but are not limited to, the fact that, if the conversion conditions are not satisfied, the Subordinated Contingent Convertible Promissory Notes will not automatically convert into equity securities and we may be required to repay the principal and interest thereon, our dual fuel conversion business has lost money in the last six consecutive fiscal years, the risk that we may require additional financing to grow our business, the fact that we rely on third parties to manufacture, distribute and install our products, we may encounter difficulties or delays in developing or introducing new products and keeping them on the market, we may encounter lack of product demand and market acceptance for current and future products, we may encounter adverse events economic conditions, we operate in a competitive market and may experience pricing and other competitive pressures, we are dependent on governmental regulations with respect to emissions, including whether EPA approval will be obtained for future products and additional applications, the risk that we may not be able to protect our intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, the fact that our stock is thinly traded and our stock price may be volatile, the fact that we have preferred stock outstanding with substantial preferences over our common stock, the fact that the conversion of the preferred stock and the exercise of stock options and warrants will cause dilution to our shareholders, the fact that we incur substantial costs to operate as a public reporting company and other factors that are detailed from time to time in the Company's SEC reports, including the report on Form 10-K/A for the year ended September 30, 2014 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements and opinions, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements and opinions that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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